Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Vita Food Products, Inc.
Chicago, Illinois

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-52261 and 333-116465) of Vita Food Products, Inc. and Subsidiary of our report dated April 13, 2007, relating to the consolidated financial statements which appear in this Form 10-K.

Chicago, Illinois	/s/ BDO Seidman, LLP
April 13, 2007

55